EXHIBIT 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-104261, 333-07957, 333-98307, 333-75215, 333-46324, 333-98309, 333-73586 and 333-73576) and Form S-3 (No. 333-98237) of Neurogen Corporation of our report dated March 5, 2004 relating to the consolidated financial statements, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut
March 12, 2004